As filed with the Securities and Exchange Commission on June 26, 2025

Registration No. 333-282499

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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Amendment No. 7

to

Form F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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MAJESTIC IDEAL HOLDINGS LTD

(Exact Name of Registrant as Specified in its Charter)

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Cayman Islands	5600	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

22/F, China United Plaza, 1008, Tai Nan West Street,
Cheung Sha Wan, Kowloon, Hong Kong
+852 3915 2600
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

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Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
+1 800-221-0102
(Name, address, including zip code, and telephone number, including area code, of agent for service)

______________________________________

Copies to:

Lawrence S. Venick, Esq. Loeb & Loeb LLP 2206-19 Jardine House 1 Connaught Place, Central Hong Kong SAR Telephone: +852-3923-1111	Bradley A. Haneberg, Esq. Haneberg Hurlbert PLC 1111 East Main St., Suite 2010 Richmond, VA 23219 Telephone: (804) 814-2209

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Approximate date of commencement of proposed sale to the public: As soon as practicable after effectiveness of this registration statement. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

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†         The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 7 is being filed solely for the purpose of filing certain exhibits to this registration statement on Form F-1, or the Registration Statement, and to amend the exhibit index set forth in Part II of the Registration Statement. No changes have been made to the Registration Statement other than this explanatory note as well as revised versions of the cover page and exhibit index of the Registration Statement. This Amendment No. 7 does not contain copies of the Prospectus included in the Registration Statement, which remains unchanged from the Registration Statement filed on April 14, 2025.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Exculpation, Insurance, and Indemnification of Office Holders (Including Directors and Officers).

Cayman Islands law does not limit the extent to which a company’s articles of association may provide indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to the public interest, such as providing indemnification against civil fraud or the consequences of committing a crime. Our articles of association provide that each officer or director of the registrant shall be indemnified out of the assets of the registrant from and against all actions, costs, charges, losses, damages and expenses which they or any of them, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, in their respective offices or trust unless such actions, costs, charges, losses, damages and expenses arise from dishonesty or fraud which may attach to such directors or officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities.

On November 3, 2021, the Company issued the following Shares to the following shareholders for an issue price of $0.0001: 10,351,125 to Action Holdings Limited; 561,375 to Ms. Lok Yi Lui Jeanne; and 337,500 to Mr. Kim Sun Chan. See “Corporate History and Structure” for more information.

No underwriter or underwriting discount or commission was involved in any of the transactions set forth in Item 7.

All of the foregoing issuances were made outside of the U.S. pursuant to Regulation S or to U.S. entities pursuant to Section 4(a)(2) of the Securities Act.

Item 8. Exhibits and Financial Statement Schedules.

(a)     Exhibits

The exhibits of the registration statement are listed in the Exhibit Index to this registration statement and are incorporated herein by reference.

(b)    Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the consolidated financial statements or the notes thereto.

Item 9. Undertakings.

(a)     The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)     If the registrant is relying on Rule 430B:

(A)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)    If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.

Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)    The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(c)     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)    The undersigned registrant hereby undertakes that:

(1)    For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Exhibit Index

Exhibit No.	Description
1.1	Form of Underwriting Agreement.*
2.1	Plan of Reorganization of the Group.*
3.1	Articles of Association of the Company.*
3.2	Articles of Association of the Company to become effective immediately prior to the closing of the offering.*
4.1	Specimen Certificate for the Shares.*
5.1	Opinion of Ogier regarding the validity of the Shares being registered.*
8.1	Opinion of Ogier regarding certain Cayman Islands tax matters (included in Exhibit 5.1).*
10.1	English translation of the 2020-2021 order arrangement agreement dated as of October 15, 2020, by and between New Brand and Consinee Woolen Textile Co., Ltd.*
10.2	English translation of the 2021 order arrangement agreement dated as of February 5, 2021, by and between New Brand and Consinee Woolen Textile Co., Ltd.*
10.3	English translation of the 2022 order arrangement agreement dated as of July 25, 2022, by and between New Brand and Consinee Woolen Textile Co., Ltd.*
10.4	English translation of the 2020-2021 order arrangement agreement dated as of September, 28 2020, by and between New Brand and Neo-Concept Fashion (ZhongShan) Co., Ltd.*
10.5	English translation of the 2021 order arrangement agreement dated as of June 20, 2021, by and between New Brand and Neo-Concept Fashion (ZhongShan) Co., Ltd.*
10.6	English translation of the 2022 order arrangement agreement dated as of April 1, 2022, by and between New Brand and Neo-Concept Fashion (ZhongShan) Co., Ltd.*
10.7	English translation of the 2020-2021 order arrangement agreement dated as of November 1, 2020, by and between New Brand and Xinao Textiles Inc.*
10.8	English translation of the 2022 order arrangement agreement dated as of July 11, 2022, by and between New Brand and Ningxia Xinao Cashmere Co. Ltd.*
10.9	English translation of the office lease agreement dated as of February 25, 2020, by and between New Brand and Leisure Bright Trading Limited.*
10.10	English translation of the termination agreement for the office lease agreement dated as of February 25, 2020, by and between New Brand and Leisure Bright Trading Limited.*
10.11	English translation of the office lease agreement dated December 2, 2023, by and between Wisewing and New Brand.*
10.12	English translation of the Warehouse lease agreement dated as of December 1, 2023, by and between New Brand and Neo-Concept Fashion (ZhongShan) Co. Ltd.*
10.13	English translation of the Warehouse lease agreement dated as of December 1, 2022, by and between New Brand and Neo-Concept Fashion (ZhongShan) Co. Ltd.*
10.14	English translation of the warehouse lease agreement dated as of December 1, 2021, by and between New Brand and Neo-Concept Fashion (ZhongShan) Co., Ltd.*
10.15	English translation of the form of director agreement between the registrant and its directors.*
10.16	English translation of the executive officer agreement between the registrant and Suqin Li.*
10.17	English translation of the executive officer agreement between the registrant and Xueyuan Chen.*
10.18	English translation of the general manager agreement between the registrant and Sek Yan Ko.*
10.19

English translation of the form of service agreement between the Company and its non-executive independent directors, which are currently effective and will remain effective upon the completion of this offering.*

10.20	English translation of the form of the loan agreement by and between New Brand and Ms. Yuk Yin Judy Li.*
10.21	English translation of the loan agreement between Easy Rich Industries (Shanghai) and New Brand.*
10.22	English translation of the loan agreement between Meridian Industries Limited and New Brand.*
21.1	List of subsidiaries of the Company.*
23.1	Consent of WWC, P.C.**
23.2	Consent of Ogier (included in Exhibit 5.1).*
23.3	Consent of Commerce & Finance Law Offices (included in Exhibit 99.5).*
23.4	Consent of Loeb & Loeb LLP.*

Exhibit No.	Description
24.1	Power of Attorney (included in the signature page to the Form F-1).**
99.1	Code of Business Conduct and Ethics.*
99.2	Audit Committee Charter.*
99.3	Nominating Committee Charter.*
99.4	Compensation Committee Charter.*
99.5	Opinion of Commerce & Finance Law Offices regarding certain PRC law matters*
107	Calculation of Filing Fee Table.*

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*        Previously Filed.

**      Filed Herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong on June 26, 2025.

MAJESTIC IDEAL HOLDINGS LTD
By:	/s/ Yuk Yin Judy Li
Name: Yuk Yin Judy Li
Title: Chairperson of the Board of Directors

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Ms. Li, as attorney-in-fact with full power of substitution, for him or her in any and all capacities, to do any and all acts and all things and to execute any and all instruments that said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act, and any rules, regulations and requirements of the SEC thereunder, in connection with the registration under the Securities Act of shares of the registrant (the “Shares”), including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form F-1 (the “Registration Statement”) to be filed with the SEC with respect to such Shares, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement, and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
/s/ Yuk Yin Judy Li	Chairperson of the Board of Directors	June 26, 2025
Name: Yuk Yin Judy Li
/s/ Sek Yan Ko	General Manager	June 26, 2025
Name: Sek Yan Ko
/s/ Suqin Li	Director, Chief Executive Officer	June 26, 2025
Name: Suqin Li
/s/ Xueyuan Chen	Chief Financial Officer	June 26, 2025
Name: Xueyuan Chen	(Principal Accounting and Financial Officer)
/s/ Taylor Carl Coplen	Independent Non-executive Director	June 26, 2025
Name: Taylor Carl Coplen
/s/ Wai Kei Kevin Ng	Independent Non-executive Director	June 26, 2025
Name: Wai Kei Kevin Ng
/s/ Chun Fai Billy Tang	Independent Non-executive Director	June 26, 2025
Name: Chun Fai Billy Tang

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant’s duly authorized representative has signed this registration statement on Form F-1 in New York, NY on June 26, 2025.

Cogency Global Inc.
By:	/s/ Colleen A. De Vries
Name: Colleen A. De Vries
Title: Senior Vice President